Exhibit 21.1

Subsidiaries of BRE Select Hotels Corp

Name	Jurisdiction of Incorporation / Organization
Apple Six Hospitality Management, Inc.	Virginia
BRE Select Hotels Clearwater LLC	Delaware
BRE Select Hotels Fort Worth GP LLC	Delaware
BRE Select Hotels Fort Worth L.P.	Delaware
BRE Select Hotels Fort Worth Operating LLC	Delaware
BRE Select Hotels Holdco LLC	Delaware
BRE Select Hotels Hotels AZ LLC	Delaware
BRE Select Hotels Hotels Redmond LLC	Delaware
BRE Select Hotels Mezz 1A LLC	Delaware
BRE Select Hotels Mezz 1B LLC	Delaware
BRE Select Hotels Mezz 2A LLC	Delaware
BRE Select Hotels Mezz 2B LLC	Delaware
BRE Select Hotels NC GP LLC	Delaware
BRE Select Hotels NC L.P.	Delaware
BRE Select Hotels Operating LLC	Delaware
BRE Select Hotels PA Holdings LLC	Delaware
BRE Select Hotels PA LLC	Delaware
BRE Select Hotels Properties LLC	Delaware
BRE Select Hotels Properties II LLC	Delaware
BRE Select Hotels Properties II Sub LLC	Delaware
BRE Select Hotels Southeast LLC	Delaware
BRE Select Hotels Texas General LLC	Virginia
BRE Select Hotels Texas Limited LLC	Virginia
BRE Select Hotels Texas Partners L.P.	Virginia
BRE Select Hotels Tuscaloosa LLC	Delaware
BRE Select Hotels TX GP LLC	Delaware
BRE Select Hotels TX L.P.	Delaware
Fort Worth RI GP LLC	Delaware
Fort Worth RI L.P.	Delaware
Sunbelt-CAG, L.L.C.	Alabama
Sunbelt-FCF, L.L.C.	Florida
Sunbelt-RCG, L.L.C.	Alabama